Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-287731 on Form F-3 of our report dated April 28, 2026, relating to the financial statements of América Móvil S.A.B. de C.V. and the effectiveness of América Móvil S.A.B. de C.V.'s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

Galaz, Yamazaki, Ruiz Urquiza, S.C.
Affiliate of a Member of Deloitte Touche Tohmatsu Limited

/s/ Galaz, Yamazaki, Ruiz Urquiza, S.C.

Mexico City, Mexico
April 28, 2026